SICKBAY.COM, INC. AND SUBSIDIARIES

                             (FORMERLY XETAL, INC.)

                                   FORM 10-K

                               DECEMBER 31, 1999

                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders
Sickbay.com, Inc. and Subsidiaries (formerly Xetal, Inc.)

     We have audited the accompanying consolidated balance sheets of Sickbay.com, Inc. (formerly Xetal, Inc.) and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period February 24, 1999 (inception) to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We consent to the inclusion of our independent auditors report with respect to such financial statements in the inclusion of the Company's 10-K for the fiscal year ended December 31, 1999.




/s/ Linder & Linder
-------------------

Linder & Linder
Certified Public Accountants
Dix Hills, New York
December 15, 1999

Dated: April 4, 2000